                                                                    EXHIBIT 10.5

     THIS AGREEMENT between CHAMPION INTERNATIONAL CORPORATION, a New York corporation (the "Company"), and THOMAS L. GRIFFIN (the "Executive"), effective May 28, 1999 (the "Agreement").

                             W I T N E S S E T H:

     WHEREAS, the Executive is now in the employ of the Company; and

     WHEREAS, the Executive was elected an Executive Vice President of the Company on April 16, 1998; and

     WHEREAS, the Company wishes to provide additional incentive for the Executive to continue in the employ of the Company;

     NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

     1.  Termination
         -----------

     In the event of a termination, as defined in subparagraph 1(b) below, the following provisions of this paragraph 1 shall apply.

     (a) Termination Payments
         --------------------

         (i)  Monthly Payments.  Subject to compliance with the applicable
              ----------------
provisions of paragraph 3 below, the Company shall pay the Executive or, in the event of his death, the beneficiary or beneficiaries or his estate, as the case may be, as severance pay or liquidated damages, or both, a monthly sum equal to the highest total monthly compensation (highest total of annual salary plus annual bonus for any calendar year of employment, divided by twelve) paid to the Executive. Such payments shall commence on the last day of the month next following the termination of employment of the Executive and shall continue until the last day of the twenty-fourth full calendar month following the termination of employment of the Executive, provided, however, that such payments shall not continue beyond the earlier of (A) the last day of the month next preceding his normal retirement date under the Company's pension plan, and
(B) the last day of the month next preceding the month in which he shall, with his written consent, commence receiving his retirement allowance under the Company's pension plan.

         (ii) Lump Sum Payment upon Termination following a Change in Control.
              ---------------------------------------------------------------
Anything in subparagraph 1(a)(i) above or elsewhere in this Agreement to the contrary notwithstanding, if termination of the Executive occurs within three years following a Change in Control: (x) the total of the monthly payments provided for in subparagraph 1(a)(i) above shall be accelerated and paid in a lump sum as soon as practicable after such termination if termination occurs before the last day of the month next preceding the Executive's normal retirement date under the Company's pension plan; if termination occurs on or after such last day, no payment pursuant to subparagraph 1(a)(i) or
(ii) shall be made to the Executive; (y) the benefits required to be provided thereafter to the Executive, his spouse and family, set forth in attached Exhibit A, shall be valued at the cost of acquiring insurance policies which
---------
would provide such benefit coverage over the period of time involved in subparagraph 1(a)(i) above, and such cost shall be paid in a lump sum as soon as practicable after termination; and (z) the Executive shall be paid the amount payable, if any, pursuant to subparagraph 1(a)(iii) and the amount payable, if any, pursuant to subparagraph 1(a)(iv).

     (iii)  Cash-Out of Options and Contingently Credited Shares.  In the event
            ----------------------------------------------------
that the Executive shall, at the time of termination of his employment within three years following a Change in Control, (A) hold an outstanding and unexercised (whether or not exercisable at the time) option or options theretofore granted by the Company to him prior to the Change in Control, (B) have shares contingently credited to him prior to the Change in Control under the Company's Contingent Compensation Plan or 1986 Contingent Compensation Plan or a successor plan, or both hold such option and have such shares contingently credited to him, unless the Executive shall have given the Company written notice to the contrary within thirty (30) days following such termination of employment, the Company shall pay him, in a lump sum, an amount equal to the excess above the option price, of each such option that is not an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986 as amended (the "Code"), of the Fair Market Value of Common Shares of the Company at the time of termination, and the Fair Market Value at the time of termination of the shares, if any, so contingently credited. Solely for the purpose of this subparagraph 1(a)(iii), Fair Market Value at the time of termination shall mean the higher of (i) the average of the reported closing prices of the Common Shares of the Company, as reported in "New York Stock Exchange Composite Transactions" of the Eastern Edition of The Wall Street Journal, for the last
                                        -----------------------
trading day prior to the termination and for each trading day of the preceding sixty calendar days, and (ii) in the event that a Change in Control of the Company, as defined in subparagraph 1(d) below, shall have taken place prior to termination as the result of a tender or exchange offer, and such Change in Control was consummated within three years of termination, an amount equal to the highest consideration paid for Common Shares of the Company in the course of such tender or exchange offer.

     (iv)   Payment of Value of Supplemental Retirement Income Plan Payments.
            ----------------------------------------------------------------
Anything in this Agreement to the contrary notwithstanding, in the event of a termination of the Executive's employment within three years following a Change in Control, the Executive shall be entitled to a monthly retirement allowance for life, payable on a straight life annuity basis, equal to the benefit payable, if any, under the Company's Supplemental Retirement Income Plan or a successor plan or plans, utilizing the monthly payments set forth in subparagraph 1(a)(i) above for purposes of the pension calculation for the termination period set forth in such subparagraph 1(a)(i). For the purposes of this clause (iv), the Supplemental Retirement Income Plan or successor plan or plans payments shall include the pension enhancement resulting from service credit for pension benefit during the termination period set forth in subparagraph 1(a)(i) above. Such retirement allowance shall be valued and discounted in the manner set forth in subparagraph 3(g) below relating to default in payments or benefits and shall be paid in a lump sum as soon as practicable after such termination.

     (v)   Participation in Benefit Plans.   The Executive shall be eligible to
           -------------------------------
receive, during any period that he shall be entitled to receive payments from the Company under subparagraph 1(a)(i) above (whether or not any such period shall be accelerated), as if the Executive had continued to be employed by the Company during such period, any benefits and emoluments for which key executives are eligible under any hospitalization, health care or dental care plan, life or other insurance or death benefit plan, travel and accident insurance, executive or contingent compensation plan, restricted stock or stock purchase plan, retirement income or pension plan, vacation plan, or other present or future employee benefit plans or programs of the Company for which key executives are eligible, in accordance with the provisions of any such plan or program, provided, however, that during the period that the Executive is so entitled to receive payments under subparagraph 1(a)(i) above, he shall not be eligible to participate in the Company's Savings Plan for Salaried Employees or Nonqualified Supplemental Savings Plan or to receive option grants under any stock option plan of the Company. Nothing in this Agreement shall preclude the Company from terminating or amending any such employee benefit plan or program so as to eliminate, reduce or otherwise change any benefit payable thereunder. To the extent that such benefits or service credits for benefits shall not be payable or provided under such plans or programs by reason of the Executive no longer being an employee of the Company, the Company shall itself pay or provide for payment of such benefits and service credit for benefits.

     (b)  Definition of Termination
          -------------------------

     The term "termination" for purposes of this Agreement shall mean:

         (i) The termination by the Company of the Executive's full-time employment with the Company for any reason other than Cause; or

         (ii) Any (A) failure to elect or re-elect the Executive to an office and position at least equal to the office and position he held immediately prior to such failure, or removal of the Executive from such office or position, (B) material change by the Company of the Executive's functions, duties or responsibilities without his express written consent as a result of which change the Executive's position with the Company shall be or become of less dignity, responsibility, importance or scope than the position he held at the time of such material change, and any such material change shall be deemed a continuing breach of this Agreement, (C) reduction in the monthly base salary of the Executive below the highest monthly base salary paid from and after May 28, 1999, (D) liquidation, dissolution, consolidation or merger of the Company, or transfer of all or substantially all of its assets, other than in compliance with the provisions of paragraph 8 below, or (E) breach of this Agreement by the Company, or breach of the Agreement Relating to Legal Expenses between the Company and the Executive dated May 28, 1999 (the "Legal Expense Agreement"); provided that in any such event the Executive elects to terminate his employment under this Agreement upon not less than sixty days' advance written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to the election.

     (c)  Definition of Cause
          -------------------

     For the purpose of any provision of this Agreement, the termination of the Executive's employment shall be deemed to have been for Cause only if termination of his employment shall have been the result of an act or acts of dishonesty on the part of the Executive constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company; provided that there shall have been delivered to the Executive a certified copy of a resolution of the Board of Directors of the Company adopted by the affirmative vote of not less than three-fourths of the entire membership of the Board of Directors at a meeting called and held for that purpose and at which the Executive was given an opportunity to be heard, finding that the Executive was guilty of such conduct, specifying the particulars thereof in detail.

     Anything in this subparagraph 1(c) or elsewhere in this Agreement to the contrary notwithstanding, the employment of the Executive shall in no event be considered to have been terminated by the Company for Cause if termination of his employment took place (A) as the result of bad judgment or negligence on the part of the Executive, or (B) as the result of an act or omission without intent of gaining therefrom directly or indirectly a profit to which the Executive was not legally entitled, or (C) because of an act or omission believed by the Executive in good faith to have been in or not opposed to the interests of the Company, or (D) for any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under (I) the Restated Certificate of Incorporation or By-Laws of the Company, or (II) the laws of the State of New York, or (III) the directors' and officer's liability insurance of the Company, in each case either as in effect at the time of this Agreement or in effect at the time of such act or omission, or (E) as the result of an act or omission which occurred more than twelve calendar months prior to the Executive having been given notice of the termination of his employment for such act or omission unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board of Directors of the Company (other than the Executive, if he is then a member of the Board of Directors), in which case more than twelve calendar months from the date that the commission of such act or such omission was or could reasonably have been so known, or (F) as the result of a continuing course of action which commenced and was or could reasonably have been known to a member of the Board of Directors of the Company (other than the Executive, if he is then a member of the Board of Directors) more than twelve calendar months prior to notice having been given to the Executive of the termination of his employment.

     (d)  Definition of Change in Control
          -------------------------------

          For the purpose of this Agreement, a Change in Control of the Company shall be deemed to have occurred if

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       (i)   any "person" (as defined in Sections 13(d) and 14(d) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities;

       (ii) during any period within two (2) consecutive years there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

       (iii) the shareholders of the Company approve (A) a plan of complete liquidation of the Company or (B) the sale or other disposition of all or substantially all the Company's assets.

     2.  Termination During Month
         ------------------------

     In the event that the employment of the Executive shall terminate prior to the end of a calendar month as a result of a termination described in paragraph 1 above, the Company shall pay the Executive, in addition to any other amounts payable by the Company hereunder, a lump cash sum which shall in no event be less than the salary plus any bonus to which the Executive would have been entitled had he remained in full-time employment until the end of the month in which his employment shall so terminate.

     3.  Post-termination Obligations of Executive; Default by Company
         -------------------------------------------------------------

     All payments and benefits to the Executive under this Agreement after his full-time employment with the Company shall have terminated shall be subject to compliance with the following provisions, which compliance shall be subject to the proviso in subparagraph 3(f) below. Anything in this paragraph 3 or elsewhere in this Agreement to the contrary notwithstanding, the Executive may continue to serve as a director, after his full-time employment with the Company shall have terminated, of any corporation which he has served as a director for the last six months of his full-time employment with the Company.

     (a) Assistance In Litigation
         ------------------------

     The Executive shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is or may become a party.

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     (b) Detrimental Conduct
         -------------------

     The Executive shall not to the material detriment of the Company knowingly disclose or reveal to any unauthorized person any manufacturing or trade secret or other confidential information relating to the Company, its subsidiaries or affiliates, or to any of the businesses operated by them, and confirms that such information constitutes the exclusive property of the Company. The Executive shall not otherwise knowingly act or conduct himself to the material detriment of the Company, its subsidiaries or affiliates, or in a manner which is materially inimical or contrary to their interests. The Executive recognizes that the restrictions on his activities contained in this Agreement are required for the reasonable protection of the Company and its investments.

     (c) Discoveries and Inventions
         --------------------------

     If, while employed by the Company or during a period of one year after termination of such employment, the Executive shall have made, either solely or jointly with others, any discovery, improvement or invention which would pertain or relate in any way to the business, products, publications or processes of the Company, its subsidiaries or affiliates at the time of termination of his employment, such discovery, improvement or invention (whether or not of a patentable nature) shall be the exclusive property of the Company. The Executive shall execute and deliver to the Company without further compensation any documents which the Company may deem necessary or appropriate to prepare or prosecute applications for patents upon such discovery, improvement or invention, to assign and transfer to the Company his entire right, title and interest in and to such discovery, improvement or invention, and patents therefor, or otherwise more fully and perfectly to evidence the Company's ownership thereof.

     (d)  Reimbursement of Expenses
          -------------------------

     The Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in performing his obligations under this paragraph 3.

     (e)  Competition
          -----------

     The Executive shall not engage in competition with any of the businesses in which the Company, its subsidiaries or affiliates may be engaged at the time of termination of his employment if such competition should be materially detrimental to the Company, its subsidiaries or affiliates.

     (f) Failure to Comply
         -----------------

     If the Executive, for any reason other than death or disability, shall, without the written consent of the Company, fail to comply with any provision of this paragraph 3, his rights to any future payments or other benefits hereunder shall terminate, and the

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Company's obligations to make such payments and provide such benefits shall cease; provided, however, that no failure to comply with any provision of this paragraph 3 shall be deemed to have occurred unless and until the Executive shall have received written notice on behalf of the Board of Directors of the Company, specifying the conduct alleged to constitute such failure, and has thereafter continued to engage in such conduct after a reasonable opportunity and a reasonable period, but in no event more than sixty days after receipt of such notice, to refrain from such conduct. In no event shall the Executive be under any obligation to repay to the Company any amounts theretofore paid to him.

     (g) Post-termination Default in Payments or Benefits
         ------------------------------------------------

     If, after the Executive ceases to be an employee of the Company, the Company should (i) default in payment of all or any part of the payments required to be made hereunder or under the Legal Expense Agreement, or (ii) fail to pay for or provide any benefits required to be provided hereunder, and if the Company should not remedy such default or failure within thirty (30) days after having received notice of such default or failure from the Executive, his spouse, or such other person or entity who or which is entitled thereto, the applicable payments or benefits set forth in Exhibit B shall, at the sole
                                             ---------
election of the Executive, his spouse, or such other person or entity then entitled thereto, exercised in writing signed by the Executive, his spouse or such other person or entity, and delivered to the Company within 90 days after the expiration of such thirty-day period, be accelerated and become immediately due and payable in a lump sum equal to the total of (x) the severance payment set forth in Exhibit B, if applicable, and (y) the cost of acquiring insurance
             ---------
policies which would provide the disability, medical and dental coverages set forth in Exhibit B, if applicable, and (z) all amounts, if any, payable under
         ---------
the Supplemental Retirement Income Plan or successor plan or plans set forth in Exhibit B in an actuarially equivalent lump sum calculated by utilizing the 1983
---------
GAM Table (or such other pensioner annuity mortality table as the Company with the Executive's written consent or, following his death, his spouse's or other Beneficiary's consent, shall determine) and discounted to a present value amount by applying a discount rate, equal to the arithmetic average of (i.e., one-twelfth of the sum of) the single employer interest rates for immediate annuities promulgated by the Pension Benefit Guaranty Corporation each month during the calendar year immediately preceding the date of payment as set forth in Appendix B to Part 4044 of 29 Code of Federal Regulations or such successor to such Appendix B as may be in effect during such calendar year, to all such retirement payments which otherwise would become due thereafter. In the event the election referred to in the preceding sentence has been made, then the total amount due and payable from the Company pursuant to this subparagraph shall be the sum of all accelerated amounts, together with any expenses incurred in enforcing payment thereof (including all reasonable legal fees). In making the foregoing retirement payment calculations, the intent is to compute a lump sum amount which will provide the Executive and his spouse or other Beneficiary, as the case may be, with the same amount, after deduction of all federal, state and municipal income taxes, as he and his spouse or other Beneficiary, as the case may be, would have retained, after all such income taxes, had payments and benefits been made and provided as originally scheduled and without acceleration. It is understood and agreed that this subparagraph 3(g) shall not apply to any default or failure to pay, as described in the first sentence of this subparagraph 3(g), which occurs during the Executive's period of employment; upon any such default or failure to pay, the Executive shall be entitled to such payments as may be applicable pursuant to subparagraph 1(a).

     4.  Determination of Benefits
         -------------------------

     Whenever under this Agreement it is necessary to determine whether one benefit is less than, equal to or larger than another, whether or not such benefits are provided under this Agreement, such determination shall be made by the Company's independent consulting actuary, using mortality, interest and any other assumptions normally used at the time by such actuary in determining actuarial equivalents for the purpose of employee benefit plans of the Company.

     5.  (a)  Time of Payment
              ---------------

     Anything in this Agreement to the contrary notwithstanding, the Company may, for its own administrative convenience or for any other reason deemed by it sufficient, accelerate payment to the Executive of any sums due under this Agreement following termination of his employment; provided, however, that payments by the Company under this Agreement in any one calendar year shall not, as a result of such acceleration, together with any payments required to be made under the pension plan of the Company, exceed an amount equal to (i) 80 percent of his monthly rate of salary paid for the last full calendar month of his employment, multiplied by (ii) the number 12.

     (b)  Withholding of Taxes
          --------------------

     The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     6.  Decisions by Company
         --------------------

     Except as otherwise expressly provided in this Agreement, any decision or action by the Company relating to this Agreement, its operation or its termination, shall be made by the Board of Directors. Any decision or action of such Board shall, to the extent permitted by law, be by the affirmative vote of not less than three-fourths of the members of the Board of Directors then in office; provided, however, that in the event of any dispute as to any benefit payable under this Agreement, the Executive shall have the same rights as a Participant under the Company's pension plan in effect at the time with respect to the method of determining such dispute and enforcing his rights with respect thereto.

     7.  Prior Agreements
         ----------------

     This Agreement shall supersede any prior employment and severance agreement between the Company or any predecessor of the Company and the Executive, but this Agreement shall not affect or operate to reduce any benefit or compensation of any kind not expressly provided for in this Agreement, including, without limitation, any employee stock option or stock appreciation right, any grant of restricted shares or share units and any grant of performance shares or share units.

     8.  Consolidation or Merger
         -----------------------

     Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations of the Company hereunder. Upon such a consolidation, merger or transfer of assets and assumption, the term, "Company", shall refer to such other corporation and this Agreement shall continue in full force and effect.

     9.  (a)  Non-assignability
              -----------------

     Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive or the beneficiaries of the Executive or by his legal representatives without the Company's prior written consent; provided, however, that nothing in this subparagraph 9(a) shall preclude (i) the Executive from designating a beneficiary to receive any benefit payable on his death, and
(ii) the legal representatives of the estate of the Executive from assigning any rights hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

     (b)  No Attachment
          -------------

     Except as otherwise required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     (c)  Binding Agreement
          -----------------

     This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.

     (d)  Unfunded Obligations; Trust Agreement
          -------------------------------------

          (i) All payments to be made hereunder shall be made from the general funds of the Company. To the extent that any person or entity acquires a right to receive any payment hereunder, such right shall be no greater than the right of an unsecured general creditor of the Company except to the extent otherwise provided by law. No person who is entitled to payments hereunder shall have any right, title or interest in or to any assets or investments which may be acquired or made by the Company to aid it in meeting its obligations hereunder.

       (ii) Anything in this subparagraph 9(d) or elsewhere in this Agreement to the contrary notwithstanding, the Company may provide the Executive with collateral security, in the form of a bank letter of credit, an interest in a trust or otherwise, to secure a portion of any or all of the Company's obligations to the Executive under this Agreement and any other agreement. In this connection, the Company has entered into a Trust Agreement, as amended, in the form attached hereto as Exhibit C and, under the circumstances and upon the
                            ----------
terms and conditions set forth therein, the Executive will be a beneficiary under the Trust therein established, this Agreement and the Legal Expense Agreement (and its related memorandum) will be listed on Exhibit I of such Trust Agreement, the amounts to be deposited with the trustee under the Trust Agreement shall be those set forth on the Schedule of Amounts to be Deposited in Trust Upon a Potential Change in Control, a copy of which is attached hereto as Exhibit D, and any other benefits which the Company, in its sole discretion,
---------
shall agree to secure by the Trust Agreement.

       (iii) If a Potential Change in Control should take place while the Executive is in the employ of the Company, the value of the benefits set forth in Exhibit D to be delivered by the Company to the trustee under such Trust
   ---------
Agreement shall be equal to the total of (x) the severance, options, contingently credited shares and legal expenses payments set forth in Exhibit D,
                                                                      ---------
(y) the cost of acquiring insurance policies which would provide the disability, medical and dental coverages set forth in Exhibit D, and (z) all amounts, if
                                          ---------
any, payable under the Supplemental Retirement Income Plan or a successor plan or plans (as described in subparagraph 1(a)(iv) above) set forth in Exhibit D.
                                                                    ---------

       (iv) The value of the payments under the Supplemental Retirement Income Plan or a successor plan or plans shall be an actuarially equivalent amount calculated by utilizing the 1983 GAM Table (or such other pensioner annuity mortality table as the Company with the Executive's written consent, or following his death, his spouse's or other Beneficiary's consent, shall determine) and discounted to a present value amount by applying a discount rate, equal to the arithmetic average of (i.e., one-twelfth of the sum of) the single employer interest rates for immediate annuities promulgated by the Pension Benefit Guaranty Corporation each month during the calendar year immediately preceding the date of payment as set forth in Appendix B to Part 4044 of 29 Code of Federal Regulations or such successor to such Appendix B as may be in effect during such calendar year, to all such retirement benefits which otherwise would become due thereafter. In making the foregoing retirement payment calculations, the intent is to compute a lump sum payment which will provide the Executive with the same amount of benefit, after deduction of all federal, state and municipal income taxes, as he would have retained, after all such income taxes, had payments been made as originally scheduled and without acceleration.

       (v) Anything in this subparagraph 9(d) or elsewhere in this Agreement to the contrary notwithstanding, the amount to be paid by the Company to the trustee pursuant to the preceding provisions of this subparagraph 9(d) shall be reduced by the amount, if any, that the Board of Directors of the Company expressly determines, in its sole discretion on the advice of the Company's independent public accountants or its tax counsel or other experts selected by the Board of Directors, as a result of the application of the provisions of paragraph 14 below, is not expected to be paid by the trustee to the Executive and his beneficiary or beneficiaries.

       (vi) The Company shall continue to be liable to make all payments and provide all benefits required to be made and provided hereunder to the extent such payments have not been made or such benefits have not been provided through the above-mentioned trust.

       (vii) For purposes of this Agreement, a "Potential Change in Control" shall be deemed to have occurred if

          (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company;

          (B) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;

          (C) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing ten percent (10%) or more of the combined voting power of the Company's then outstanding securities; or

          (D) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of the Company has occurred.

         10.  (a)  Amendment of Agreement
                   ----------------------

     No amendment or modification of this Agreement shall be deemed effective unless and until executed in writing.

         (b)  No Waiver
              ---------

     No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     11.  Severability
          ------------

     If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provision shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not so held invalid, and the rest of such provision, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effect.

     12.  Headings
          --------

     The headings of paragraphs are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     13.  Governing Law
          -------------

     The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the principles of conflict of laws thereof.

     14.  Parachute Tax
          -------------

     (a) Except in the specific circumstance hereinafter described in this paragraph 14, the Company shall pay to the Executive the full amount to which he is entitled under this Agreement.

     (b)
          (i) If any payments or benefits received or to be received by the Executive under this Agreement, or any other payments or benefits received or to be received by the Executive from the Company or any other person, constitute "parachute payments" within the meaning of Section 280G(b)(2) or any successor provision of the Code (such payments or benefits being hereinafter referred to as the "Parachute Payments"), and

          (ii) if the aggregate present value of the Parachute Payments from all sources, minus (A) any excise tax imposed under Section 4999 of the Code (or any similar tax that may hereafter be imposed) (the "Excise Tax") and (B) the net amount of federal, state and local income tax on such aggregate present value, would be less than the maximum amount of Parachute Payments from all sources that can be paid without triggering the Excise Tax, after deduction of the net amount of federal, state and local income tax on such maximum amount, then

          (iii) the Parachute Payments to be paid by the Company to the Executive under this Agreement shall be reduced to a lump sum amount (if any) such that the aggregate present value of the Parachute Payments from all sources is equal to the maximum amount of Parachute Payments that can be paid without triggering the Excise Tax.

          Anything in this subparagraph 14(b) to the contrary notwithstanding, it is understood and agreed that the amount to be paid by the Company to the Executive pursuant to this subparagraph 14(b) in the specific circumstance described herein may be less, but never more, than the amount to which he would otherwise be entitled under this Agreement.

     (c) All matters to be determined pursuant to subparagraph 14(b) including, without limitation, the existence or absence of any Parachute Payments, the aggregate present value of any Parachute Payments, the amount of the Excise Tax (if any), the net amount of federal, state and local income tax (assuming the highest applicable marginal rate in each case), the maximum amount of Parachute Payments that can be paid without triggering the Excise Tax, the amount of any reduction in the Parachute Payments to be paid by the Company to the Executive under this Agreement and the item or items (if any) to be reduced, shall be determined by the Executive or, following his death, his beneficiary or beneficiaries. The specifics of such determination shall be delivered in writing to the Company and to the trustee of the Trust referred to in subparagraph 9(d)(ii) above at the time of the Executive's termination within three years after a Change in Control, or as soon as practicable thereafter, by the Executive or, following his death, his beneficiary or beneficiaries. The reasonable fees and expenses of such tax counsel and financial advisor as may reasonably be called upon to assist the Executive or his beneficiary or beneficiaries in the foregoing determinations shall be paid by the Company. Without limiting the generality of the immediately preceding sentence, the Executive or his beneficiary or beneficiaries may select as such financial advisor Hewitt Associates or such other person or firm as may be serving at the time as the Company's independent consulting actuary.

     15.  Notices
          -------

     All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail, return receipt requested, or personally delivered to the party entitled thereto at the address stated below, which address shall be such address as the addressee may have given most recently by a similar notice. Any such notice shall be deemed to have been received on the date of delivery.

     To the Company:    Champion International Corporation
                        One Champion Plaza
                        Stamford, Connecticut 06921

                        Attention:  Corporate Secretary

     To the Executive:  Mr. Thomas L. Griffin
                        141 Fieldcrest Drive
                        Ridgefield, CT 06877


     16.  Arbitration
          -----------

     Any dispute between the Executive and the Company as to the interpretation or application of any of the provisions of this Agreement may, at the Executive's election, be determined by binding arbitration within the greater New York City metropolitan area or the State of Connecticut in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Company subject to repayment by the Executive if and to the extent that a judgment should be rendered against him beyond appeal and such fees and expenses were not incurred by him while acting in good faith.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereto, and the Executive has signed this Agreement, all as of May 28, 1999.

                               CHAMPION INTERNATIONAL CORPORATION


                               By /s/ Richard E. Olson
                                  ----------------------------------------
                                  Chairman of the Board of Directors

Attest:


/s/ Lawrence A. Fox
--------------------------
Secretary

                                  /s/ Thomas L. Griffin
                                  ----------------------------------------
                                  Thomas L. Griffin

            Exhibit A to Agreement between Champion International
          Corporation and Thomas L. Griffin dated as of May 28, 1999
          ----------------------------------------------------------



                                                                       Exhibit A
                                                                       ---------
                                                      [subparagraph 1(a)(ii)(y)]


                Schedule of Certain Benefit Coverages during the
              Severance Payment Period under Subparagraph 1(a)(i)
               after a Termination following a Change in Control
              ---------------------------------------------------

               ~ Disability:    Same as for active employees.

               ~ Medical:       Same as for active employees less retiree
                                medical benefit, if any.

               ~ Dental:        Same as for active employees.

     For other benefit coverages after termination following a Change in Control, see subparagraphs 1(a)(ii)(x) and (z).

                                      o0o

             Exhibit B to Agreement between Champion International Corporation and Thomas L. Griffin dated as of May 28, 1999
          ----------------------------------------------------------


                                                                       Exhibit B
                                                                       ---------
                                                             [subparagraph 3(g)]

                    Schedule of Payments and Benefits upon
                    a Breach after Cessation of Employment
                    --------------------------------------

~  Severance:        2 years termination payments (or the unpaid balance
                     thereof); however, payments not to cover the period, if any, after the last day of the month next preceding the Executive's normal retirement date under the Company's pension plan. Payments are based on highest total of salary and annual bonus for any calendar year of employment.

~  Retirement:       All unpaid amounts, if any, payable under the Supplemental
                     Retirement Income Plan or successor plan or plans of the Company.

~  Disability:       Same as for active employees, during the 2 year termination payment period or balance thereof.

~  Medical:          Same as for active employees less retiree medical benefit, if any, during the 2 year termination payment period or balance thereof.

~  Dental:           Same as for active employees, during the 2 year termination payment period or balance thereof.

             Exhibit C to Agreement between Champion International Corporation and Thomas L. Griffin dated as of May 28, 1999
          ----------------------------------------------------------


                                                                       Exhibit C
                                                                       ---------
                                                             [subparagraph 9(d)]



                            FORM OF TRUST AGREEMENT

             Exhibit D to Agreement between Champion International Corporation and Thomas L. Griffin dated as of May 28, 1999
          ----------------------------------------------------------

                                                                       Exhibit D
                                                                       ---------
                                                             [subparagraph 9(d)]


                 Schedule of Amounts to be Deposited in Trust
                      Upon a Potential Change in Control*
                 --------------------------------------------


~  Severance:  2 years termination payments; however, payments not to cover the period, if any, after the last day of the month next preceding the Executive's normal retirement date under the Company's pension plan. Payments are based on highest total of salary and annual bonus for any calendar year of employment.

~  Retirement: All amounts, if any, payable under the Supplemental Retirement
               Income Plan or successor plan or plans of the Company.

~  Disability: Same as for active employees, for the 2 year termination payment period (or balance thereof).

~  Medical:    Same as for active employees less retiree medical benefit, if any, for the 2 year termination payment period (or balance thereof).

~  Dental:     Same as for active employees, for the 2 year termination payment period (or balance thereof).

~  Options:    Fund for those options referred to in subparagraph 1(a)(iii)
               hereof. "Spread" to be calculated on the basis of the closing price of Common Shares of the Company as reported in "New York
               Stock Exchange Composite Transactions" of the Eastern Edition of
               The Wall Street Journal for the trading day immediately after the
               -----------------------
               Potential Change in Control.

_________________

* This Exhibit D does not reflect the possible reduction provided for in subparagraph 9(d)(v) hereof.

~  Contingently
   Credited Shares:  Fund for those contingently credited shares referred to in subparagraph 1(a)(iii) hereof in an amount per share equal to the closing price of Common Shares of the Company as reported in "New York Stock Exchange Composite Transactions" of the Eastern Edition of The Wall Street
                                                             ---------------
                     Journal for the trading day immediately after the Potential
                     -------
                     Change in Control.

~  Legal Expenses:   An amount equal to twelve times the monthly base salary
                     paid at time of deposit into trust.

                                      o0o